                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  June 2, 2003

                              ODD JOB STORES, INC.
                              --------------------
             (Exact name of registrant as specified in its charger)

                                     0-21597
                                     -------
                            (Commission File Number)

       Ohio                                               34-1830097
       ----                                               ----------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                  200 Helen Street, South Plainfield, NJ 07080
                  --------------------------------------------
                    (Address of principal executive offices)

                                  908-222-1000
                                  ------------
                         (Registrant's telephone number)

ITEMS 1-4.  NOT APPLICABLE

ITEM 5.     OTHER EVENTS

         On June 3, 2003, Odd Job Stores, Inc. ("ODD JOB") announced that it had entered into a definitive Tender Agreement dated as of June 3, 2003 (the
"TENDER AGREEMENT") with Amazing Savings Holding LLC, a Delaware limited liability company ("AMAZING Savings"). Pursuant to the Tender Agreement, Amazing Savings, through a wholly-owned subsidiary, will commence within the next five
(5) business days a tender offer (the "OFFER") to purchase not less than two-thirds (2/3) and not more than 96% of the outstanding common shares of Odd Job (the "COMMON SHARES") at a cash price of $3.00 per share. If the Offer is not completed within 25 business days after it has been commenced, Amazing Savings has the right to reduce the offer price to $2.90 per share. In addition, Amazing Savings has the right to reduce the minimum number of Common Shares purchased to a majority of the outstanding Common Shares.

         The Offer is conditioned upon, among other things, the valid tender, without withdrawal before the expiration of the Offer, of the minimum amount of Common Shares required under the Tender Agreement and the effectiveness of a written consent signed by the holders of more than two-thirds of the outstanding Odd Job shares opting out of the Ohio Control Share Acquisition Statute (the "Control Share Acquisition"). The Offer is not conditioned on the receipt of financing; however the Offer is conditioned upon receipt of a forbearance agreement from Odd Job's lenders to continue to provide liquidity to the Company under the existing Credit Facility through August 31, 2003. Under the existing Credit Facility, a change in control of Odd Job would constitute a default under the agreement.

         Shareholders that own approximately 53% of the Common Shares have entered into a Principal Shareholders' Agreement dated as of June 3, 2003 with Amazing Savings in which they agreed to tender their Common Shares into the Offer. Amazing Savings requested the Principal Shareholders' Agreement, and the Board of Directors of Odd Job determined the Principal Shareholders' Agreement to be necessary to induce Amazing Savings to enter into the Tender Agreement and reasonable in light of the benefits of the Offer to the shareholders of Odd Job.

         The Tender Agreement, Principal Shareholders' Agreement, and the press release announcing the Offer are attached as Exhibits hereto and are each incorporated by reference. This summary is qualified in its entirety by reference to the exhibits attached hereto.

ITEM 6.     NOT APPLICABLE.

ITEM 7(C).  EXHIBITS

Exhibit                                                               Description
-------                                                               -----------
2.1               Tender Agreement, dated as of June 3, 2003, between Odd Job Stores, Inc. and Amazing Savings Holding LLC.

4.1               Principal Shareholder's Agreement, dated June 3, 2003, among Amazing Savings Holding LLC, ZS Mazel, L.P., ZS
                  Mazel II, L.P., ZS Mazel, Inc., and Mazel/D&K, Inc.

99.1            Press Release, dated June 3, 2003, announcing execution of Tender Agreement

ITEMS 8-12. NOT APPLICABLE

                                    SIGNATURE

         Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

                                                  ODD JOB STORES, INC.
                                                  --------------------
                                                  (Registrant)

Dated: June 3, 2003                              By:  /s/ Steve Furner
                                                      -----------------------
                                                      Steve Furner,
                                                      Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit                                                         Description
-------                                                         -----------
2.1               Tender Agreement, dated as of June 3, 2003, between Odd Job Stores, Inc. and Amazing Savings Holding LLC.

4.1               Principal Shareholder Voting Agreement, dated as of June 3, 2003, among Amazing Savings Holding LLC, ZS
                  Mazel, L.P., ZS Mazel II, L.P., ZS Mazel, Inc., and Mazel/D&K, Inc.

99.1              Press Release, dated June 3, 2003, announcing execution of Tender Agreement